Exhibit 99.1

Summit Raises $200 Million; Also Expands License Territories for Ivonescimab

$200 Million in Net Proceeds Raised at Premium to Previous Closing Price

In Separate Transaction, Summit Expanded License Territories for Ivonescimab in Deal with Akeso to include Latin America, Middle East, and Africa

Expansion Is in Addition to Existing License Territories of US, Canada, Europe, and Japan

Conference Call to be Held at 8:00am ET on Monday, June 3, 2024

Miami, Florida, June 3, 2024 – Summit Therapeutics Inc. (NASDAQ: SMMT) (“Summit,” “we,” or the “Company”) today announced that the Company received and accepted an unsolicited offer from an institutional investor to purchase 22,222,222 shares of the Company’s common stock at $9.00 per share, a premium to the closing price on Friday, May, 31, 2024, for aggregate gross proceeds to the Company of approximately $200.0 million.

Summit intends to use the net proceeds to advance the clinical development of ivonescimab, and for working capital and general corporate purposes.

The securities described above have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Summit has agreed to file a registration statement with the Securities and Exchange Commission (SEC) registering the resale of the shares of common stock and shares of common stock issuable within 60 days of the closing of the securities purchase agreement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Expansion of Ivonescimab License Territories

In addition, Summit announced an expansion of its license territories for ivonescimab via an amendment of the collaboration and in-license agreement with Akeso, Inc. (Akeso, HKEX Code: 9926.HK). Under the terms of the expanded agreement, Summit’s license territories for ivonescimab will include Latin America, including Mexico and all countries in Central America, and South America, in addition to the Middle East, and Africa. This expansion adds to the territory licensed by Summit, which previously included the United States, Canada, Japan, and Europe.

“Both parties are strengthening their bond with the intent to bring ivonescimab to as many patients as possible around the world who can potentially benefit from this novel anti-cancer therapy,” stated Dr. Maky Zanganeh, Chief Executive Officer and President of Summit. “Therefore, we are thrilled to be expanding our collaboration agreement with Akeso: we are incredibly proud of our growing partnership as our shared mission and vision can help rapidly progress the development of ivonescimab.”

In exchange for these rights, the total deal value is worth up to $70 million. Consistent with the original governing collaboration agreement are the remaining provisions, including royalty payments, manufacturing provisions, and other business terms. The amendment also strengthens the partnership for both parties by increasing the mutual data sharing benefits for all trials involving ivonescimab worldwide, which may help facilitate clinical development and regulatory approval processes in various regions.

Conference Call

Summit Therapeutics Inc. will host a conference call to discuss recent updates related to ivonescimab, including data released at ASCO, on Monday June 3, 2024, before the market opens.

Summit will host a live webcast of the conference call at 8:00am ET, which will be accessible through our website www.smmttx.com, and can also be accessed via the following link: https://events.q4inc.com/attendee/130822402.

The dial-in information for US attendees is toll-free at (800) 715-9871. Additionally, all attendees may access through the toll number, (646) 307-1963. The Conference ID is 4259251.

An archived edition of the webcast will be available on our website later in the day on Monday.

About Ivonescimab

Ivonescimab, known as SMT112 in Summit’s license territories, the United States, Canada, Europe, Japan, Latin America, including Mexico and all countries in Central America, South America, and the Caribbean, the Middle East, and Africa, and as AK112 in China and Australia, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. Ivonescimab displays unique cooperative binding to each of its intended targets with higher affinity when in the presence of both PD-1 and VEGF.

This could differentiate ivonescimab as there is potentially higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal tissue in the body. Ivonescimab’s tetravalent structure (four binding sites) enables higher avidity (accumulated strength of multiple binding interactions) in the tumor microenvironment with over 18-fold increased binding affinity to PD-1 in the presence of VEGF in vitro, and over 4-times increased binding affinity to VEGF in the presence of PD-1 in vitro (Zhong, et al, SITC, 2023). This tetravalent structure, the intentional novel design of the molecule, and bringing these two targets into a single bispecific antibody with cooperative binding qualities have the potential to direct ivonescimab to the tumor tissue versus healthy tissue. The intent of this design, together with a half-life of 6 to 7 days,1 is to improve upon previously established efficacy thresholds, in addition to side effects and safety profiles associated with these targets.

Ivonescimab was engineered by Akeso Inc. (HKEX Code: 9926.HK) and is currently engaged in multiple Phase III clinical trials. Over 1,600 patients have been treated with ivonescimab in clinical studies globally. Summit has begun its clinical development of ivonescimab in non-small cell lung cancer (NSCLC), commencing enrollment in 2023 in two Phase III clinical trials, HARMONi and HARMONi-3.

HARMONi is a Phase III clinical trial which intends to evaluate ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with a 3rd generation EGFR TKI (e.g., osimertinib).

HARMONi-3 is a Phase III clinical trial which is designed to evaluate ivonescimab combined with chemotherapy compared to pembrolizumab combined with chemotherapy in patients with first-line metastatic squamous NSCLC.

Ivonescimab is an investigational therapy that is not approved by any regulatory authority in Summit’s license territories, including the United States and Europe. Ivonescimab was approved for marketing authorization in China in May 2024.

About Summit Therapeutics

Summit Therapeutics Inc. is a biopharmaceutical oncology company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs.

Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol “SMMT”). We are headquartered in Miami, Florida, and we have additional offices in Menlo Park, California, and Oxford, UK.

For more information, please visit https://www.smmttx.com and follow us on X @summitplc.

Contact Summit Investor Relations:

Dave Gancarz

Chief Business & Strategy Officer

Nathan LiaBraaten

Senior Director, Investor Relations

investors@smmttx.com

Summit Forward-looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc., including the expected benefits of the amendment to the collaboration and license agreement, the expected timing of the closing of the private placement of the Company’s shares of common stock, the intended use of the net proceeds from the private placement, the Company’s anticipated spending and cash runway, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, potential acquisitions, statements about the previously disclosed At-The-Market equity offering program (“ATM Program”), the expected use proceeds and uses thereof, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to sell shares of our common stock under the ATM Program, the conditions affecting the capital markets, general economic, industry, or political conditions, including the results of our evaluation of the underlying data in connection with the development and commercialization activities for ivonescimab, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, and global public health crises, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ivonescimab. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.